Exhibit 99.1

MCEWEN MINING ANNOUNCES FRIENDLY ACQUISITION OF LEXAM VG GOLD

February 13, 2017, Toronto, Ontario, Canada: McEwen Mining Inc. (“McEwen Mining”) and Lexam VG Gold Inc. (the “Company” or “Lexam”) (TSX: LEX, OTCQX: LEXVF), have entered into an agreement pursuant to which McEwen Mining would acquire all of the issued and outstanding securities of Lexam by way of plan of arrangement (the “Arrangement”) and Lexam would become a wholly-owned subsidiary of McEwen Mining. The proposed arrangement is subject to approval by the shareholders of Lexam.

Pursuant to the Arrangement, each Lexam common share (a “Lexam Share”) would entitle the holder to receive 0.056 of a McEwen Mining share (the “Exchange Ratio”). Lexam shareholders would receive a premium of 30% to the 30-day volume weighted average price (VWAP) of the Lexam Shares.

“Lexam’s assets include multiple advanced exploration projects located in the prolific gold camp of Timmins, Ontario. Lexam’s primary projects are past producers with defined resources and excellent infrastructure. The proposed transaction would give the Lexam shareholders access to McEwen Mining’s technical and financial resources enabling the projects to be advanced towards production.  Lexam shareholders will also gain exposure to a growing gold and silver producer, with a diversified portfolio of projects throughout the Americas” commented Rob McEwen, Chief owner of both McEwen Mining and Lexam.

Benefits of the Transaction for Lexam Shareholders:

•                  Ability to fund development and construction of the Timmins Properties with McEwen Mining’s existing financial resources;

•                  Access to McEwen Mining’s experienced and disciplined management team with an accomplished history in gold exploration, open-pit and underground mining, and mine development;

•                  Exposure to McEwen Mining’s diversified portfolio of producing operations and development projects; and

•                  Lexam shareholders receive an attractive premium of approximately 30% to the 30-day VWAP of the Lexam Shares and greatly enhanced liquidity of dual stock exchanges within the US and Canada.

Benefits of the Transaction for McEwen Mining Shareholders:

•                  Adds Measured and Indicated gold resources of 1,468,500 ounces and Inferred gold resources of 954,000 ounces to McEwen Mining’s resource base in a premier geopolitically stable mining jurisdiction;

•                  Enhances McEwen Mining’s development and production pipeline with the potential to commence production of the Timmins properties within 24 months; and

•                  Substantial exploration potential

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Details of the Arrangement

If the Arrangement is completed and based on the current outstanding Lexam Shares, McEwen Mining will issue a total of 12,689,709 shares of McEwen Mining common stock (the “McEwen Mining Shares”) to the shareholders of Lexam.  Based on a price of USD $4.23 per McEwen Mining Share, being the closing price on the NYSE on February 10, 2017, the Exchange Ratio represents an offer price of CDN $0.31 per Lexam Share, being a premium of 30 % over the volume weighted average price of Lexam Shares for the period comprising the 30 trading days ended on February 10, 2017.

In order to comply with NYSE rules, Robert R. McEwen will not be entitled to receive newly-issued shares of McEwen Mining representing more than 1% of the currently issued and outstanding shares of McEwen Mining without obtaining the prior approval of McEwen Mining shareholders, which is expected to be obtained at the next annual meeting of McEwen Mining shareholders. If such shareholder approval is not obtained, McEwen Mining will pay for such excess shares in cash.

To be effective, the Arrangement must be approved at a meeting of the shareholders of  Lexam ( the “Lexam Meeting”)  by: (i) at least 66 2/3% of the votes cast on the resolution to approve the Arrangement by the Lexam Shareholders present in person or represented by proxy and entitled to vote at the Lexam  Meeting; and (ii) at least a majority of the votes cast on the resolution to approve the Arrangement by the minority Lexam Shareholders present in person or represented by proxy and entitled to vote at the Lexam Meeting. The minority shareholders are defined by securities legislation and, among others will exclude the shares of Lexam held by the directors of McEwen Mining, including Mr. Robert McEwen.

The Arrangement agreement includes customary deal protection and non-solicitation provisions in favour of McEwen Mining, including a break fee of $2.1 million payable to McEwen Mining in certain circumstances, and fiduciary out provisions for the benefit of Lexam.  Lexam is entitled to a reverse break fee of the same amount payable in certain other circumstances.

Completion of the Arrangement is also subject to certain other conditions including approval by the TSX, the NYSE and the Ontario Superior Court of Justice (Commercial List).

The Arrangement was approved by the Board of Directors of each of McEwen Mining and Lexam upon recommendation, in each case of a special committee of independent and disinterested directors, after the special committees consulted with their independent legal and financial advisors. Messrs. Robert R. McEwen and Richard Brissenden noted their respective conflicts as directors of Lexam and McEwen Mining and abstained from voting in connection with the approval of the Arrangement by the Board of Directors of each company.

Overview of Lexam’s Timmins Properties

Upon closing, McEwen Mining will own 100% interest in the Buffalo Ankerite, Fuller and Davidson Tisdale properties, and a 61% interest in the Paymaster property, with the remaining 39% of mineral rights held by Goldcorp Inc.

Lexam  controls a cluster of four past-producing gold properties, both with open-pit and underground potential.   The properties are located within the world-renowned Abitibi greenstone belt in proximity to the Porcupine-Destor Fault Zone.  Lexam’s projects are situated within two claim blocks, one in the northern part of Tisdale Township (the Davidson Tisdale block located approximately five kilometres southeast of Timmins city centre) and a second block of contiguous claims comprising the Buffalo Ankerite, Fuller, and Paymaster properties located in Tisdale and Deloro Townships roughly nine kilometers to the east-northeast of Timmins city centre.  The relative locations of the properties can be seen in Figure 1 below.

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Figure 1:  Lexam VG Gold Property Locations

ABOUT MCEWEN MINING (www.mcewenmining.com)

McEwen Mining has an ambitious goal of qualifying for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 300 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

Technical Information

The technical information contained in this press release has been reviewed and approved by Kenneth W. Guy, P. Geo, a consultant to Lexam VG Gold and a Qualified Person within the meaning of National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”).

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(1) Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

(2) The quantity and grade of reported Inferred resources are uncertain in nature and there has been insufficient exploration to define these Inferred resources as an Indicated or Measured mineral resource and it is uncertain if further exploration will result in upgrading them to an Indicated or Measured mineral resource category.

(3) The mineral resources herein were estimated using the Canadian Institute of Mining, Metallurgy and Petroleum (CIM), CIM Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions and adopted by CIM Council. For additional information about these mineral resources , see www.lexamvggold.com/resources.php, where all the technical reports used are available. These technical reports are also available under Lexam’s profile on SEDAR (www.sedar.com).

(4) Lexam’s resources are as follows:

— Open Pit: 35,500 ounces (“oz”) gold (“Au”) Measured from 0.45 million tonnes grading 2.44 grams per tonne (“gpt”) Au, 741,300 oz Au Indicated from 12.12 million tonnes grading 1.89 gpt Au, 358,400 oz Au Inferred from 6.28 million tonnes grading 1.79 gpt Au;

— Underground: 63,600 oz Au Measured from 0.36 million tonnes grading 5.56 gpt Au and 628,100 oz Au Indicated from 4.06 million tonnes grading 4.82 gpt Au, 595,800 oz Au Inferred from 4.24 million tonnes grading 4.35 gpt Au.

(5) The resource estimates contained herein do not constitute a Feasibility or Pre-Feasibility study and contain no mineral reserves within the meaning of NI 43-101 or SEC Industry Guide 7. The mineral resource figures referred to in this press release are estimates and therefore insufficient to allow meaningful application of the technical and economic parameters to enable an evaluation of technical or economic viability and no assurances can be given that the indicated levels of gold will be produced. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. While Lexam believes that the resource estimates included in this press release are well established, resource estimates are imprecise by their nature and depend, to a certain extent, upon statistical inferences which may ultimately prove unreliable. If such estimates are inaccurate or are reduced in the future, this could have a material adverse impact on Lexam. In addition, this news release includes Inferred resources that are too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves.

All resource estimates reported by Lexam VG Gold are calculated in accordance with NI 43-101 and the CIM classification system. These standards are different from the standards generally permitted in reports filed with the SEC. For further information see http://www.lexamvggold.com/US_Cautionary_Statement.php.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of

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precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

None of the securities anticipated to be issued pursuant to the Arrangement have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and any securities issued in the Arrangement are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

CONTACT INFORMATION:

Mihaela Iancu	Christina McCarthy	150 King Street West
Investor Relations	Director of Corporate Development	Suite 2800,P.O. Box 24
(647) 258-0395 ext 320	(647) 258-0395 ext 390	Toronto, Ontario, Canada
info@mcewenmining.com	corporatedevelopment@mcewenmining.com	M5H 1J9
(866) 441-0690

Website	Facebook	Twitter
www.mcewenmining.com	facebook.com/mcewenrob	twitter.com/mcewenmining

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